EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated September 18, 1998, including in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Nos. 2-71781, 2-90852, 33-2555, 33-11449, 33-26930, 33-37310, 33-53180, 33-59096,
33-64965,  33-64961,  33-64967,  333-47151)  and previously  filed  Registration
Statements on Form S-3 (File Nos. 33-64980, 333-47105, 333-47109, 333-47111).


Arthur Andersen LLP




San Juan, Puerto Rico
September 25, 1998